Exhibit 99.01

AMERICAN LIBERTY PETROLEUM CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2014

	Avant Diagnostics, Inc. September 30,	American Liberty Petroleum Corp.	Pro Forma
	2014	July 31, 2014	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$6,000	$–	$–		$6,000
Marketable securities	1,600,000	–	–		1,600,000
Total current assets	1,606,000	–	–		1,606,000

License, net	1,693,000	–	–		1,693,000

Total assets	$3,299,000	$–	$–		$3,299,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Total Liabilities	166,000	61,326	–		227,326

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	–	–	–		–
Series B preferred stock	–	–	–		–
Common stock	72,000	1,074	(1,074)	A	72,000
Additional paid-in capital	9,932,000	3,110,113	(3,110,113)	A	9,932,000
Accumulated other comprehensive income (loss)	(400,000)	–	–		(400,000)
Accumulated deficit	(6,471,000)	(3,172,513)	3,111,187	A	(6,532,326)
Total stockholders' equity (deficit)	3,133,000	(61,326)	–		3,071,674
Total liabilities and stockholders' equity (deficit)	$3,299,000	$–	$–		$3,299,000

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AMERICAN LIBERTY PETROLEUM CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

September 30, 2014

	Avant Diagnostics, Inc. September 30,	American Liberty Petroleum Corp.	Pro Forma
	2014	July 31, 2014	Adjustments	Pro Forma
OPERATING EXPENSES:
Selling, general and administrative	$525,000	$29,354	$–	$554,354
Total operating expenses	525,000	29,354	–	554,354
Income tax (benefit) provision	–	–	–	–

Net loss	$(525,000)	$(29,354)	$–	$(554,354)

Basic and diluted net loss per common share	$(0.01)	$(0.00)	$–	$(0.01)
Shares used in computing basic and diluted net loss per common share	50,172,000	107,389,051	–	50,172,000

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1. THE ACQUISITION

On December 29, 2014, Avant Diagnostics, Inc. (“Avant”) entered into and closed a Agreement and Plan of Reorganization (the “Exchange Agreement”) with American Liberty Petroleum Corp. (“American”). Pursuant to the Exchange Agreement, American completed the acquisition through the issuance of 74,354,139 shares of common stock to the shareholders of Avant in exchange for all the issued and outstanding capital stock of Avant (“Avant Acquisition”).

NOTE 2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial information gives effect to the Exchange Agreement as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Avant and American been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. In addition, the unaudited pro forma condensed combined financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the acquisition. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements.

The unaudited pro forma condensed combined financial information as of September 30, 2014 has been derived from Avant’s audited consolidated financial statements as of September 30, 2014 included elsewhere in this current report on Form 8-K, and the unaudited financial statements of American as of July 31, 2014 as filed in their Form 10-Q as of the same period ended.

This unaudited pro forma condensed combined financial information should be read in conjunction with these unaudited financial statements and notes related to those financial statements in connection with the proposed acquisition are presented below:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information;

•	the audited consolidated balance sheet of Avant as of September 30, 2014, the audited statements of operations of Avant for the year ended September 30, 2014, and the notes relating thereto, included in this Form 8-K; and the unaudited balance sheet of American as of July 31, 2014 and the unaudited statement of operations of American for the nine months ended July 31, 2014, and the notes relating thereto, included in this Form 8-K; and

(A) This adjustment reflects the amount necessary to eliminate the common stock and additional paid in capital of American as a result of the transaction.

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